Exhibit 1.1

EXECUTION COPY

AMEREN CORPORATION

$425,000,000

8.875% SENIOR NOTES DUE 2014

Underwriting Agreement

May 12, 2009

BNP Paribas Securities Corp.

787 Seventh Avenue

New York, New York 10019

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut 06901

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Ameren Corporation, a Missouri corporation (the Company), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the Underwriters), for whom BNP Paribas Securities Corp, J.P. Morgan Securities Inc. and UBS Securities LLC are acting as representatives (in such capacity, the Representatives), an aggregate of $425,000,000 principal amount of the Company’s 8.875% Senior Notes due 2014 (the Securities).

1.                                     The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                  The Company meets the requirements for the use of an “automatic shelf registration statement”, as defined under Rule 405 under the Securities Act of 1933, as amended (the 1933 Act), and such registration statement on Form S-3 (File No. 333-155416) in respect of the Securities has been filed with the Securities and Exchange Commission (the SEC) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing with the SEC; and no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Securities has been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2)

under the 1933 Act has been received by the Company (any prospectus related to the Company included in such registration statement at the time it became effective that omits Rule 430 Information (as defined herein) or any preliminary prospectus supplement (together with the accompanying prospectus) used in connection with the offering and sale of the Securities that is deemed to be part of and included in such registration statement pursuant to Rule 430B(e) under the 1933 Act, is hereinafter called a Preliminary Prospectus); the various parts of such registration statement and any post-effective amendment thereto, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective but excluding any Form T-1, each as amended at the time such part of such registration statement became effective, and including any information omitted from such registration statement at the time such part of such registration statement became effective but that is deemed to be part of such registration statement pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act at the time set forth therein (Rule 430 Information) are hereinafter collectively called the Registration Statement; the prospectus and prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Securities and filed by the Company with the SEC pursuant to Rule 424(b) under the 1933 Act in accordance with Section 5(a) hereof is hereinafter called the Prospectus; any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the 1933 Act, as of the effective date of the Registration Statement applicable to the Company and for the Securities pursuant to Rule 430B(f)(2) under the 1933 Act, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be; any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed after the effective date of the Registration Statement or the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the 1934 Act), and the rules and regulations of the SEC thereunder, and incorporated by reference in  the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities (hereinafter called an Issuer Free Writing Prospectus) has been issued by the SEC, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the Trust Indenture Act of 1939, as amended (the 1939 Act), and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(c)                                  For the purposes of this Agreement, the Applicable Time is 5:30 p.m., New York City time, on the date of this Agreement; a Preliminary Prospectus dated May 12, 2009, as amended or supplemented immediately prior to the Applicable Time (including the documents incorporated therein by reference as of the Applicable Time) (the Pricing Prospectus) as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof, taken together (collectively, the Pricing Disclosure Package) as of the Applicable

Time and as of the Time of Delivery (as defined herein), did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(d)                                 The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the SEC since the SEC’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(c) hereto.

(e)                                  The Registration Statement, the Pricing Prospectus and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the Pricing Prospectus or the Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1939 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the latest date as of which any part of the Registration Statement relating to the Securities became, or is deemed to have become, effective under the 1933 Act in accordance with the rules and regulations of the SEC thereunder as to the Registration Statement and any amendment thereto, and as of their respective dates as to the Pricing Prospectus and the Prospectus and any amendment or supplement thereto, respectively, and as of the Time of Delivery as to the Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus.

(f)                                    The Securities have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when executed and authenticated in accordance with the provisions of the Indenture (as defined below) and issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, subject to the Exceptions (as defined below), and entitled to the benefits provided by the indenture, dated as of December 1, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (the Trustee), as supplemented by the First Supplemental Indenture, dated as of May 19, 2008, between the Company and the Trustee (as so supplemented, and including the terms of the Securities that will be established pursuant to a company order thereunder, the Indenture), under which they are to be issued, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly qualified under the 1939 Act and has been duly authorized by the Company, and, as of the Time of Delivery, will be duly executed and delivered by the Company, and will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought (collectively, the Exceptions); and the Indenture conforms, and the Securities will conform, in all material respects, to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(g)                                 This Agreement has been duly authorized, executed and delivered by the Company.

(h)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a material adverse effect on the general affairs, business prospects, management, financial position, stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole (a Material Adverse Effect).

(i)                                     Each significant subsidiary (as defined in Rule 405 under the 1933 Act) of the Company and Central Illinois Public Service Company, an Illinois corporation (each, a Significant Subsidiary), has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power and authority to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus; each such Significant Subsidiary is duly qualified to do business in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect; and all of the issued and outstanding common stock or other ownership interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such common stock or other ownership interests is owned by the Company, directly or indirectly, free from liens, encumbrances and defects of title, except the common stock of Central Illinois Light Company, which is pledged as security to secure indebtedness of CILCORP Inc.

(j)                                     Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited consolidated financial statements incorporated by reference in the Pricing Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, taken as a whole, and (ii) there has not been any change in the stockholders’ equity (except for regular quarterly dividends, retained earnings and newly issued shares issued pursuant to the Company’s dividend reinvestment and stock purchase plan and the Company’s 401(k) plan), any increase in long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, in each case, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus.

(k)                                  The issue and sale of the Securities by the Company, and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement applicable to the Company, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or lapse of time or both) constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of incorporation, by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties; the execution, delivery and performance of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company which will not have been obtained; and no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities by the Company, or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.

(l)                                     The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(m)                               Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its articles of incorporation, by-laws or similar organizational documents, (ii) to the best knowledge of the Company, after due inquiry, other than as set forth in the Pricing Prospectus and the Prospectus, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or its Significant Subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect, or of any decree of any court or governmental agency or body having jurisdiction over the Company or such Significant Subsidiaries, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would reasonably be expected to have a Material Adverse Effect.

(n)                                 Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject that, if determined adversely to the Company or that Significant Subsidiary, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such proceedings are threatened  by governmental authorities or others.

(o)                                 The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Senior Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, under the caption “Material United States Federal Income Tax Consequences” and under the captions “Underwriting” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(p)                                 The consolidated financial statements of the Company incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus have been prepared in conformity with generally accepted accounting principles in the United States and fairly present the financial position of the Company as of the dates set forth therein.

(q)                                 PricewaterhouseCoopers LLP (the Accountants), who have audited certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the rules and regulations of the SEC thereunder and the Public Company Accounting Oversight Board (United States).

(r)                                    The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

(s)                                  Except as set forth in the Pricing Prospectus and the Prospectus, each of the Company and its Significant Subsidiaries (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (Environmental Laws), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws or failure to receive, or comply with the terms and conditions of required permits, licenses or other approvals, would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)                                    The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that complies with the requirements of the 1934 Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the Pricing Prospectus and the Prospectus, the Company’s internal control over financial reporting as of March 31, 2009 was effective and the Company is not aware of any material weaknesses in its internal control over financial reporting since that date.

(u)                                 Except as disclosed in the Pricing Prospectus and the Prospectus, since March 31, 2009, to the knowledge of the Controller of Ameren Corporation, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(v)                                 The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures as of March 31, 2009 were effective; and since March 31, 2009, to the knowledge of the Controller of Ameren Corporation, there has been no change in the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures.

(w)                               (A) (i) At the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities, the Company was not, and currently is not, an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

2.                                     Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.905% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

3.                                     Upon the authorization by the Representatives of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4.                                     (a)                                    The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (DTC) or its designated custodian.  The Company will deliver the Securities to the Representatives, for the  account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of UBS Securities LLC at DTC.  The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the Closing Location (as defined below).  The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on May 15, 2009 or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date are herein called the Time of Delivery.

(b)                                 The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by Pillsbury Winthrop Shaw Pittman LLP, New York, New York (Underwriters’ Counsel) pursuant to Section 8(k) hereof, will be delivered at the office of Morgan, Lewis & Bockius LLP, special counsel to the Company, 101 Park Avenue, New York, New York 10178 (the Closing Location), all at the Time of Delivery.  A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, New York Business Day shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                     The Company agrees with each of the Underwriters:

(a)                                  To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) and Rule 430A, Rule 430B or Rule 430C under the 1933 Act not later than the SEC’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) under the 1933 Act; to make no further amendment (except the final term sheet referred to below) or any supplement to the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the SEC and to furnish the Representatives with copies thereof; to prepare a final term sheet in the form attached as Exhibit A to Schedule II hereto and to file such final term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the SEC pursuant to Rule 433(d) under the 1933 Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the

Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Securities; to promptly notify the Underwriters of any written notice given to the Company by any “nationally recognized statistical rating organization” within the meaning of Rule 436(g)(2) under the 1933 Act (a Rating Agency) of any intended decrease in any rating of any securities of the Company or of any intended change in any such rating that does not indicate the direction of the possible change of any such rating, in each case by any such Rating Agency; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the SEC of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the 1933 Act against the Company or relating to the offering of the Securities, or of any request by the SEC for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)                                 If at any time prior to the Time of Delivery (A) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Representatives thereof and forthwith prepare and file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package will comply with law.

(c)                                  For so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required in connection with the offering or sale of the Securities, to furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation, qualify as a dealer in securities or file a general consent to service of process under the laws of any jurisdiction.

(d)                                 If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(e)                                  If at any time when the Securities remain unsold by the Underwriters the Company receives from the SEC a notice pursuant to Rule 401(g)(2) under the 1933 Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(f)                                    Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered), as amended or supplemented, in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act), such Pricing Disclosure Package or such Issuer Free Writing Prospectus as then amended or supplemented is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act, the 1934 Act or the 1939 Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, or, if at any time prior to the Time of Delivery (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 5(a) above, file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Pricing Disclosure Package will comply with law; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(g)                                 In accordance with Rule 158 under the 1933 Act, to make generally available to its security holders and to holders of the Securities, as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earning statement of the Company (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the SEC thereunder (including, at the option of the Company, Rule 158 under the 1933 Act).

(h)                                 During the period beginning from the date hereof and continuing to and including the later of (i) the termination of trading restrictions for the Securities, as notified to the Company by the Representatives, and (ii) the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to the Securities, without the prior written consent of the Representatives.

(i)                                     Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the License); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(j)                                     To apply the net proceeds received by it from the sale of the Securities for the purposes set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)                                  Pursuant to reasonable procedures developed in good faith, to retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the 1933 Act.

6.                                     (a)                                    (i)                                     The Company represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act;

(ii)                                  each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information (which, in their final form, will be consistent with the final term sheet prepared and filed pursuant to Section 5(a) hereof and will not otherwise require filing under Rule 433(d) under the 1933 Act), it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; provided, however, that notwithstanding the above, each Underwriter may convey to investors, without the prior consent of the Company or the Representatives, any Bloomberg L.P. or other electronic communication regarding comparable bond prices; and

(iii)                               any such free writing prospectus the use of which has been consented to by the Representatives (including the final term sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) or (b) hereto.

(b)                                 The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the SEC or retention where required and legending.

(c)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7.                                     Whether or not any sale of the Securities is consummated, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of any counsel for the Company and the Accountants in connection with the registration of the Securities under the 1933 Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and any dealers; (ii) the applicable SEC filing fees relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso thereof; (iii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Indenture, any blue sky surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses (not to exceed $5,000) in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of Underwriters’ Counsel in connection with such qualification and in connection with any such blue sky surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to, and the fees and disbursements of Underwriters’ Counsel in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vii) the cost of preparing certificates for the Securities; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (ix) all other costs and expenses incurred by the Company incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 7.  It is understood, however, that, except as provided in this Section 7 and Sections 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of Underwriters’ Counsel and any advertising expenses in connection with any offers the Underwriters may make.

8.                                     The obligations of the several Underwriters hereunder shall be subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company contained herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Prospectus shall have been filed with the SEC pursuant to Rule 424(b) and Rule 430A, Rule 430B or Rule 430C under the 1933 Act within the applicable time period prescribed for such filing by the rules and regulations under the 1933 Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act, shall have been filed with the SEC within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering of the Securities shall have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 At the Time of Delivery, Underwriters’ Counsel shall have furnished to the Representatives an opinion, dated the Time of Delivery, with respect to such matters as the Representatives may reasonably request, and Underwriters’ Counsel shall have received such documents and information as it may reasonably request to enable it to pass upon such matters.  In rendering such opinion, Underwriters’ Counsel may (i) state that such opinion is limited to matters covered by the federal laws of the United States of America and the laws of the States of Missouri and New York and (ii) rely (A) as to matters involving the application of the laws of the State of Missouri, upon the opinion of Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of the Company, rendered pursuant to Section 8(c) hereof and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(c)                                  At the Time of Delivery, Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to the Representatives an opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, substantially to the effect that:

(i)                                     the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, with corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement;

(ii)                                  the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect;

(iii)                               all of the issued and outstanding common stock or other ownership interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable, and all of such common stock or other ownership interests is owned by the Company, directly or indirectly, free from liens, encumbrances and defects of title, except the common stock of Central Illinois Light Company, which is pledged as security to secure indebtedness of CILCORP Inc.;

(iv)                              each Significant Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with corporate or limited liability company power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; each such Significant Subsidiary is duly qualified to do business in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to have a Material Adverse Effect;

(v)                                 other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject that, if determined adversely to the Company or that Significant Subsidiary, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and, to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or others; and the statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company or any of its Significant Subsidiaries fairly summarize such matters;

(vi)                              this Agreement has been duly authorized, executed and delivered by the Company;

(vii)                           the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, subject to the Exceptions;

(viii)                        the Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Exceptions; and the Indenture has been duly qualified under the 1939 Act;

(ix)                                the issue and sale of the Securities by the Company, and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or lapse of time or both) constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the

Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of incorporation, by-laws or similar organizational documents of the Company or any statute or any judgment, order, decree, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties; and the execution, delivery and performance of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not require the approval or consent of any holder or trustee of any debt or other obligations or securities of the Company which will not have been obtained;

(x)                                   the Company is not, and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be, an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended;

(xi)                                no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body of the United States of America or the State of Missouri is legally required to be obtained for the issue and sale of the Securities by the Company, or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been obtained under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters;

(xii)                             the statements set forth in the Prospectus under the captions “Description of Senior Notes” and “Description of Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, and under the captions “Plan of Distribution” and “Underwriting” (except with respect to the ninth, tenth and eleventh complete paragraphs under the caption “Underwriting,” upon which such counsel need not pass), insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects;

(xiii)                          The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), when they were filed with the SEC complied as to form in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder; and

(xiv)                         The Registration Statement, as of the date of filing of the Company’s latest Annual Report on Form 10-K, and the Pricing Prospectus and the Prospectus as amended or supplemented, as of the date each was filed with the SEC pursuant to Rule 424(b) under the 1933 Act (in each case, other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1939 Act and the rules and regulations thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except for those referred to in the opinion in subsection (xii) of this Section 8(c) and those that relate to such counsel, such counsel has no reason to believe that (1) the Registration Statement (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), as of the latest date as of which any part of the Registration Statement is deemed to have become effective under the 1933 Act in accordance with Section 11(d) of the 1933 Act and Rule 430B under the 1933 Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Pricing Disclosure Package (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), at the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), as of its date or on the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement has become, and as of the date of such opinion is, effective under the 1933 Act; any required filing of each Preliminary Prospectus and the Prospectus as amended or supplemented, pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by the applicable paragraph of such Rule 424(b); any required filing of the Issuer Free Writing Prospectus, pursuant to Rule 433 under the 1933 Act, has been made in the manner and within the time period required by such Rule 433; and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened under Section 8 or Section 8A of the 1933 Act.

Such opinion shall also state that such counsel has no knowledge of any litigation, pending or threatened, that challenges the validity of the Securities, the Indenture or this Agreement, or that seeks to enjoin the performance of the Company’s obligations hereunder or thereunder or that might reasonably be expected to have a Material Adverse Effect except as described in the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (i) state that such opinion is limited to matters covered by the federal laws of the United States of America and the laws of the States of Missouri and New York and (ii) rely (A) as to matters involving the application of the laws of the State of New York, on the opinion of Morgan, Lewis & Bockius LLP, special counsel to the Company, rendered pursuant to Section 8(d) hereof and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.  Such counsel’s opinion may further state that it is addressed to the Representatives and is rendered solely for their benefit and the benefit of the other Underwriters and may not be relied upon in any manner by any other person (other than Morgan, Lewis & Bockius LLP and Underwriters’ Counsel as to certain matters involving the application of the laws of the State of Missouri in their respective opinions to the Representatives on the date of such opinion) without such counsel’s prior written consent.

(d)                                 At the Time of Delivery, Morgan, Lewis & Bockius LLP, special counsel to the Company, shall have furnished to the Representatives an opinion, dated the Time of Delivery, in form and substance satisfactory to the Representatives, with respect to the matters covered in paragraphs (vi), (vii), (viii), (x), (xi), (xii) and (xiv) of subsection (c) above, as well as such other related matters as the Representatives may reasonably request to enable them to pass upon such matters.  In addition, such counsel shall opine that the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Material United States Federal Income Tax Consequences,” to the extent that they purport to constitute summaries of matters of law or regulation or legal conclusions, are accurate and fair in all material respects.  In rendering such opinion, such counsel may (i) state that such opinion is limited to matters covered by the federal laws of the United States of America and the laws of the States of Missouri and New York and (ii) rely (A) as to matters involving the application of the laws of the State of Missouri, upon the opinion of Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of the Company, rendered pursuant to Section 8(c) hereof and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.  Such opinion may contain a legend pursuant to Internal Revenue Service Circular 230.

(e)                                  On the date of this Agreement and at the Time of Delivery, the Accountants shall have furnished to the Representatives letters, dated the date of this Agreement and the Time of Delivery, respectively, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I hereto.

(f)                                    (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the most recent audited consolidated financial statements included or incorporated by reference in the Pricing Prospectus, any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(g)                                 On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any Rating Agency, and (ii) no such Rating Agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, unless such surveillance or review has been publicly announced prior to the Applicable Time.

(h)                                 On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally by the SEC, the New York Stock Exchange or The Nasdaq Stock Market or any setting of minimum or maximum prices for trading thereon; (ii) a suspension or material limitation in trading in the Company’s securities by the SEC, the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by Federal, New York state or Missouri state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iv) any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any event specified in clause (iv) or (v), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(i)                                     On or prior to the Time of Delivery, the Representatives shall have received satisfactory evidence that the Securities have received ratings of BB+ or higher by Standard & Poor’s Ratings Services, Baa3 or higher by Moody’s Investors Service, Inc., and BBB+ or higher by Fitch, Inc., and that such ratings are in effect at the Time of Delivery.

(j)                                     The Company shall have complied with the provisions of Section 5(f) hereof with respect to the furnishing of the Prospectus and each Issuer Free Writing Prospectus on the New York Business Day next succeeding the date of this Agreement.

(k)                                  At the Time of Delivery, the Company shall have furnished or caused to be furnished to the Representatives a certificate or certificates, dated the Time of Delivery, of (i) the Chief Executive Officer and President, any Senior Vice President or any Vice President of the Company and (ii) the Treasurer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Time of Delivery, that the Company has complied with all agreements and has satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery and that, subsequent to the respective dates as of which information is given in the Pricing Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as described in the Pricing Prospectus.

(l)                                     At the Time of Delivery, Underwriters’ Counsel shall have been furnished with all such documents, certificates and opinions as Underwriters’ Counsel may reasonably request and that are customary for transactions of a similar nature, in order to evidence the accuracy and completeness of any of the representations, warranties, certificates or other written statements of the Company provided to the Representatives pursuant to this Agreement, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained.  All proceedings taken by the Company at or prior to the Time of Delivery in connection with the authorization, issuance and sale of the Securities as contemplated by this Agreement, including, without limitation, the execution of this Agreement, shall be reasonably satisfactory in form and substance to the Representatives and Underwriters’ Counsel.

In case any of the conditions specified above in this Section 8 shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or otherwise delivering written notice thereof to the Company.  Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 7 hereof and except for any liability under Section 9 hereof.

9.                                     (a)                                    The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages, liabilities or expenses, as and when incurred, to which such Underwriter may become subject, joint or several, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof), arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse such Underwriter for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for the Underwriters) when and as incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to an Underwriter to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein.

(b)                                 Each Underwriter, severally, will indemnify and hold harmless the Company against any losses, claims, damages, liabilities or expenses to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, and will reimburse the Company for any reasonable expenses (including reasonable fees and expenses for no more than one law firm for the Company) when and as incurred by the Company in connection with investigating or defending any such action or claim.

(c)                                  Promptly after receipt by an indemnified party under Section 9(a) or 9(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 9(a) or 9(b) hereof, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 9(a) or 9(b)

hereof.  In case any such action shall be brought against any such indemnified party and it shall notify such indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 9(a) or 9(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 9(a) or 9(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the foregoing, the indemnified party shall have the right to employ separate counsel at the indemnifying party’s expense and to control its defense of such action if (i) the indemnifying party and the indemnified party agree to the retention of that counsel, (ii) the indemnifying party does not assume the defense of such action in a timely manner or (iii) the indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or another indemnified party.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include any statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) hereof in respect of any losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 9(a) or 9(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c) hereof, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9(d).  The amount paid or payable by such an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions or claims in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls each Underwriter within the meaning of the 1933 Act or the 1934 Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act.

10.                               The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of the Company or the Underwriters, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, any of its officers, directors, employees, agents or other representatives or controlling persons, or the Company, any officer or director of the Company who signed the Registration Statement or any controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.                               All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Syndicate Desk, facsimile: (212) 841-3930, J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: High Grade Syndicate Desk — 8th Floor, facsimile: (212) 834-6081 and UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut  06901, Attention: Fixed Income Syndicate, facsimile: (203) 719-0495; and notices to the Company shall be directed to Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103, facsimile: (314) 554-6328, Attention: Treasurer.

12.                               (a)                                    If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 12(a) hereof, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 12(a) hereof, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in Section 12(b) hereof to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.                               If this Agreement shall be terminated pursuant to Section 12 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, including if any of the conditions in Section 8 hereof have not been fulfilled, the Securities are not delivered by or on behalf of the Company as provided herein or the Company does not comply with its other obligations as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

14.                               The Company hereby acknowledges that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Securities contemplated hereby.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

15.                               The rights and duties of the parties to this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.  This Agreement shall be binding upon, and inure solely to the benefit of, the Company and the Underwriters except to the extent provided in Section 9(e) hereof, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No person who purchases any of the Securities from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the SEC’s office in Washington, D.C. is open for business.  The word “or” shall not be exclusive, and all references in this Agreement to the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or subdivision hereof, and the captions to such Sections and subdivisions are for convenience only and shall not affect the construction hereof.  The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal or state income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to the Company the enclosed duplicate hereof, whereupon this Agreement will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

AMEREN CORPORATION

By:	/s/ Jerre E. Birdsong
	Name:	Jerre E. Birdsong
	Title:	Vice President and Treasurer

Accepted as of the date hereof:

BNP PARIBAS SECURITIES CORP.

By:	/s/ Jim Turner
	Name:	Jim Turner
	Title:	Managing Director
Head of Debt Capital Markets

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

UBS SECURITIES LLC

By:	/s/ Christopher Forshner
	Name:	Christopher Forshner
	Title:	Managing Director
UBS Securities LLC

By:	/s/ Mark Spadaccini
	Name:	Mark Spadaccini
	Title:	Associate Director
Debt Capital Markets
UBS Investment Bank

For themselves and as Representatives of the other Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of Securities to be Purchased
BNP Paribas Securities Corp.	$133,168,000
J.P. Morgan Securities Inc.	133,166,000
UBS Securities LLC	133,166,000
PNC Capital Markets LLC	12,750,000
Scotia Capital (USA) Inc.	12,750,000
Total	$425,000,000

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SCHEDULE II

(a)	Issuer Free Writing Prospectuses to be included in the Pricing Disclosure Package: Pricing Term Sheet dated May 12, 2009 (attached hereto as Exhibit A).

(b)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

(c)	Additional Documents Incorporated by Reference: None.

Exhibit A

Filed Pursuant to Rule 433

Registration No. 333-155416

May 12, 2009

Pricing Term Sheet

Issuer:	Ameren Corporation
Expected Ratings (Moody’s/S&P/Fitch)*:	Baa3 (stable)/BB+ (stable) /BBB+ (stable)
Issue:	8.875% Senior Notes due 2014
Offering Size:	$425,000,000
Coupon:	8.875% per annum
Trade Date:	May 12, 2009
Settlement Date:	May 15, 2009
Maturity:	May 15, 2014
Treasury Benchmark:	1.875% due April 30, 2014
US Treasury Spot:	99-10+
US Treasury Yield:	2.018%
Spread to Treasury:	+698.2 basis points
Re-offer Yield:	9.000%
Price to Public (Issue Price):	99.505%
Gross Proceeds:	$422,896,250
Interest Payment Dates:	May 15th and November 15th, commencing November 15, 2009
Optional Redemption:	Make-Whole Call, at any time at a discount rate of Treasury plus 50 basis points
CUSIP:	023608 AE2
Minimum Denomination:	$2,000 x $1,000
Joint Book-Running Managers:	BNP Paribas Securities Corp., J.P. Morgan Securities Inc. and UBS Securities LLC
Co-managers:	PNC Capital Markets LLC and Scotia Capital (USA) Inc.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BNP Paribas Securities Corp. toll-free at 1-800-854-5674, J.P. Morgan Securities Inc. collect at (212) 834-4533 or UBS Securities LLC toll-free at 877-827-6444, ext. 561-3884.

*  A securities rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating.  The rating is subject to revision or withdrawal at any time by the assigning rating organization.

Annex I

Pursuant to Section 8(d) of the Underwriting Agreement, the Accountants shall furnish letters to the Underwriters to the effect that:

(i)                                     they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) (PCAOB);

(ii)                                  in their opinion, the consolidated financial statements and financial statement schedule audited by them and included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related rules and regulations adopted by the SEC;

(iii)                               they have made a review in accordance with standards established by the PCAOB of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [                   ] incorporated by reference into the Pricing Prospectus and the Prospectus;

(iv)                              they have compared the ratios of earnings to fixed charges in the Pricing Prospectus and the Prospectus with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Item 503(d) of Regulation S-K;

(v)                                 on the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest Pricing Prospectus and the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that: (i) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company’s Quarterly Report on Form 10-Q for the quarter ended [                   ] incorporated by reference in the Pricing Prospectus and the Prospectus, for them to be in conformity with generally accepted accounting principles, or (ii) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [                   ] incorporated by reference in the Pricing Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related rules and regulations adopted by the SEC;

(vi)                              nothing came to their attention as a result of the foregoing procedures that caused them to believe that (i) at [                   ], there was any change in the capital stock, increase in long-term debt (including short-term debt, current maturities of long-term debt and intercompany notes payable) or decrease in net current assets (working capital) or in stockholders’ equity of the Company as compared with amounts shown in the [                   ] unaudited consolidated balance sheet included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [                   ] incorporated by reference in the Pricing Prospectus and the Prospectus, or (ii) for the period from [                   ] to [                   ], there were any

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decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or net income, except in all instances for changes, increases or decreases which the Pricing Prospectus and the Prospectus disclose have occurred or may occur and except such other decreases as may be specified in such letter;

(vii)                           officials of the Company have advised them that no consolidated financial data as of any date or for any period subsequent to [                   ] are available; accordingly, the procedures carried out by them with respect to changes in financial statement items after [                   ] have, of necessity, been even more limited than those with respect to the periods referred to in paragraph (v).  They have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at [                   ] there was any change in the capital stock, increase in long-term debt (including short-term debt, current maturities of long-term debt and intercompany notes payable) or decrease in net current assets (working capital) or in stockholders’ equity of the Company as compared with amounts shown in the [                   ] unaudited consolidated balance sheet included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [                   ] incorporated by reference in the Pricing Prospectus and the Prospectus; or (b) for the period from [                   ] to [                   ], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or net income.  Those officials referred to above stated that they cannot comment on any decreases in net current assets (working capital) or in stockholders’ equity at [                   ] compared to [                   ], or decreases as compared with the corresponding period in the previous year in consolidated operating revenues or net income for the period from [                   ] to [                   ].  On the basis of these inquiries and their reading of the minutes as described in paragraph (v), nothing came to their attention that caused them to believe that there was any such change in capital stock or increase in long-term debt (including short-term debt, current maturities of long-term debt and intercompany notes payable), except in all instances for changes or increases which the Pricing Prospectus and the Prospectus disclose have occurred or may occur.

(viii)                        in addition to the examination referred to in their report(s) included or incorporated by reference in the Pricing Prospectus or the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (v) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Pricing Prospectus and the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Pricing Prospectus and the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

All references in this Annex I to the Pricing Prospectus shall be deemed to refer to the Pricing Prospectus (including the documents incorporated by reference therein) included with the Pricing Disclosure Package (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Underwriting Agreement for purposes of such letter.

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